Exhibit 10.21

[Translated from Chinese]

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Business Project Outsourcing Service Contract

(2022 Edition)

China Post

Employer (hereinafter referred to as Party A): China Post Group Co., Ltd. Zhaoqing Branch

representative/person :: Lan Pinbiao

Contact person: * * *

Delivery address: Operation Management Department, Zhaoqing Post Branch, No. 1, Lane 1, Zhanqian West Road, Duanzhou District, Zhaoqing City

Tel: * * * E-mail: * * *

Unified social credit code: 914412027081587351

Contractor (hereinafter referred to as Party B): Dongguan Public Works Park Yifang Talent Service Co., Ltd. Legal representative/person in charge: Wang Xingbo

Contact person: * * *

Delivery address: Floor A16, Public Works Park Building, Pingshan 188 Industrial Zone, Tangxia Town, Dongguan City

Tel: * * * E-mail: * * *

Credit Code: 91441900MA52PN2K3A

_______________________________________________________

According to the Civil Code of the People’s Republic of China, the Postal Law of the People’s Republic of China and other laws and regulations, both parties voluntarily conclude this contract in accordance with the principles of equality, mutual benefit, honesty and trustworthiness for mutual compliance.

Article 1 Outsourcing service items

(1) Service content:

According to the work needs, Party A will outsource the mail collection business and mail delivery business in the agreed area to Party B.

1. The mail collection service project shall receive and send the mail of Party A’s customers in a safe, timely and standardized manner in accordance with the collection service specifications and standards, and send the collected mail to the place designated by Party A for handover.

2. For mail delivery service items, collect the mail at the designated place of Party A, provide delivery services to Party A’s customers in accordance with the delivery service specifications and standards, and timely feed back the delivery information to Party A.

3. According to our mail collection and delivery processing process and relevant business specifications, complete the mail collection and delivery tasks assigned by us within this city; Cooperate with us to handle the complaint work order involved in the dispatched mail; And complete back-office work (back-office work refers to: in addition to unloading, sorting, and delivery, operations carried out within the investment department, including but not limited to information processing, name and address maintenance, return processing, etc.).

(2) Service area

1. Service area 1: Duanzhou District and Dinghu District, Zhaoqing City, Guangdong Province;

2. Service Area 2: Gaoyao District, Zhaoqing City, Guangdong Province.

For details, please refer to Appendix 1: List of Service Scope; The service scope list will be based on the policies of Party A or Party A’s superior unit

The policies, requirements and the quality of contract performance will be updated after being sealed and Confirmation by Party A and Party B.

Article 2 Service Specifications and Standards

(1) The specific service specifications and standards formulated by Party A are an important part of this contract (see Annex 3 for details), and Party B shall strictly abide by them; During the performance of the contract, Party A has the right to supplement or update relevant service specifications and standards at any time according to the needs of business development, and provide them to Party B in writing. Party B shall deliver the work results with quality and quantity according to the updated specifications and standards.

(2) Party B shall check the quantity and quality of the mail in accordance with this contract and Party A’s handover specifications, and accurately hand it over according to the sending and receiving mail road list/vehicle dispatch list to ensure the safety of the mail.

(3) If Party A provides vehicles and equipment, Party B shall be responsible for maintenance; If the equipment is damaged due to natural loss, Party A is generally responsible for updating, resetting and disposing. If the equipment is damaged due to Party B, Party B shall be responsible for updating and resetting. If Party B provides vehicles and equipment, Party B shall be responsible for maintenance, renewal and reset.

Article 3 Fee Standards and Settlement Methods

(1) Total price of outsourcing service fee

The total outsourcing service fee is the contract price (including tax) that Party A should pay to Party B after Party B fully performs its obligations under this contract, calculated according to the unit price agreed in this contract, Party A’s records and the service workload provided by Party B. The outsourcing unit price agreed in this contract is a fixed price, which will remain unchanged within the validity period of this contract. The price includes but is not limited to labor costs, fixed assets costs, insurance, taxes and other costs, expenses and non-operating expenses that Party B should bear, and has considered the characteristics of Party B’s outsourcing investment areas, such as section length, regional collection volume, service quality requirements, proportion of special-shaped parts, off-peak seasons, holidays and other factors. In addition, Party A does not need to pay any other fees to Party B and its employees.

If the national tax rate is adjusted when the contract tax obligation occurs, the contract price excluding tax will remain unchanged, and the tax and contract price including tax will be adjusted accordingly according to the change of national tax rate.

(2) Pricing method

On the basis of Party B’s guarantee of time limit and quality, Party A shall make monthly summary and settlement according to the unit price of service items and mail types in Annex 7: Settlement Standard (in which the collection unit price shall be signed in the form of supplementary agreement), and according to the actual quantity of mail collected and delivered by Party B.

(3) Verification of outsourcing service fee settlement: After Party A conducts assessment and evaluation according to the agreed assessment standards, it will pay the outsourcing service fee to Party B on a monthly basis. If Party B breaches the contract, assessment deduction and compensation during the performance of the contract, Party A has the right to directly deduct it from the outsourcing service fee of the current month. Please refer to Annex 2 and Annex 8 for the assessment standards of outsourcing services.

(4) Reconciliation cycle: Party A and Party B shall reconcile accounts once a month, using Party A’s information system or manual report

The statistical data is used as the basis for reconciliation.

(5) Payment of outsourcing service fees:

Take each natural month as the settlement cycle, that is, from the 1st of each month to the end of the current month. Before the 15th of each month, Party A shall submit the statement of Party B’s outsourcing service fee, assessment, compensation and deduction (if any) of last month to Party B for verification. After Party B verifies it correctly, Party A shall issue a Settlement Confirmation Sheet to Party B (Annex 4). After Party B’s Confirmation, a formal special VAT invoice with a tax rate of 6% will be issued according to the amount of outsourcing service fee recorded in the Settlement Confirmation Sheet. If it is less than one month, it will be calculated according to the actual workload completed in that month.

Party A shall pay the corresponding outsourcing service fee to Party B’s account agreed in this contract within 10 days from the date of receiving the Settlement Confirmation Form issued by Party B in Confirmation and the special VAT invoice that meets Party A’s requirements (Party A receives the first outsourcing service fee only after the bank guarantee or deposit payment voucher provided by Party B). All legal responsibilities shall be borne by Party B if the special VAT invoice cannot be certified and deducted due to Party B’s reasons; Therefore, if losses are caused to Party A, Party B shall be liable for compensation.

(6) Party A’s invoicing information and Party B’s account information: 1. Party A’s invoicing information:

Account name: China Post Group Co., Ltd.

Zhaoqing Branch Purchaser name: China Post

Group Co., Ltd. Zhaoqing Branch

Bank of deposit: * * *

Account: * * *

Taxpayer Identification Number: 914412027081587351

Address: Southwest side of Zhaoqing Railway Station Square, Xijiang North Road, Zhaoqing City

Tel: * * *

2. Party B’s account information:

Account name: Dongguan Public Works Park Yifang Talent Service Co., Ltd

Bank of deposit: * * *

Account opening bank number: * * *

Account: * * *

If the correspondence address, communication method, contact person, the above account information, etc. of both parties change, the other party shall be notified in writing 3 days in advance.

Article 4 Rights and Obligations of Party A

(1) Party A will regularly evaluate Party B’s service quality, production safety and other contract performance.

If any problems are found, Party A has the right to ask Party B to rectify them. If the evaluation fails, fails to rectify or fails to rectify, Party A has the right to directly deduct the outsourcing service fee payable to Party B until this contract is terminated.

(2) Party A has the right to supervise and inspect Party B’s performance of relevant obligations on production safety. If any potential safety hazard is found, Party A has the right to request Party B to correct it immediately in writing.

(3) Party A has the right to require Party B to provide relevant information about employees and register them (see Appendix 4 for details). According to policies, regulations, work needs, etc., Party A may ask Party B for the competency requirements of personnel engaged in this outsourcing service project, and has the right to ask Party B for the replacement of incompetent employees.

(4) Party A shall pay the outsourcing service fee to Party B according to the actual work volume and assessment situation completed by Party B in accordance with the contract.

(5) According to the needs of outsourced service items, Party A may accept Party B’s entrustment to provide business and skills training related to the service items under this contract.

(6) Based on the needs of performing this contract, Party A may provide necessary processing places, equipment and facilities, materials and supplies, business orders and other necessary assistance.

Article 5 Rights and Obligations of Party B

(1) Party B’s identity in this contract is:

China Post Group Co., Ltd. Guangdong Branch 2022 Zhaoqing Branch Mail Collection and Delivery Business Outsourcing Service Item Target Package 1: Urban Area, Gaoyao (Share: 60%) Procurement Project First Closer (Main Supplier).

Mouth The second closer of the procurement project (alternative supplier). During the contract period, the first transaction person of this bidding and procurement project [___________________ After the contract signed with Party A is terminated, Party B may act as the second transactor of this project, and can only start to perform this contract after receiving the written notice from Party A, unless otherwise agreed in this contract. ___________________

-Other partners.

(2) Whether Party B belongs to a small and medium-sized enterprise: ☑ Yes No

If so, Party A shall assist and cooperate with Party B in safeguarding its legitimate rights and interests in accordance with the Regulations on Safeguarding the Payment of Small and Medium-sized Enterprises and relevant laws and regulations.

(3) Party B completes outsourcing services in accordance with the outsourcing service specifications and standards agreed by both parties, and accepts Party A. ’s supervision, inspection, assessment and business guidance. For the problems reported by Party A, if the problems can be rectified immediately, the rectification shall be implemented with quality and quantity within 24 hours after Party A’s feedback, and Party A shall be informed in writing of the rectification situation; Really not

If immediate rectification can be made, the rectification measures and rectification time limit shall be proposed within 24 hours, and Party A shall be informed in writing.

The rectification is in place within the promised rectification period.

(4) Party B shall not accept the entrustment of others to carry out the same business activities as this contract within the validity period of this contract and in the service area agreed in this contract.

(5) Party B shall prevent the mail from being damaged, and shall not handle the mail by throwing, trampling or other ways that are easy to damage the mail. It shall strictly follow the operating rules of “large instead of small, heavy instead of light, and classified processing”, and shall handle the mail according to the type and time limit of the mail separately; Enter the information related to mail collection and delivery services required by Party A in time, and upload it to the information system designated by Party A. Party B irrevocably promises to waive the lien on the mail, regardless of whether the mail is damaged or not, regardless of whether Party A or Party A’s customer breaches the contract, Party B has no right to possess or dispose of the mail.

(6) Party B shall complete the mail delivery under this contract in accordance with the delivery methods, delivery frequency, delivery depth and service specifications stipulated in laws and regulations and this contract and its annexes, and shall not backlog, delay, lose or damage the mail; Ordinary parcels, express parcels, and standard express parcels should be delivered according to the specific address of the recipient on the mail details list. If the recipient is not at the receiving address, the consent of the recipient must be obtained by telephone before they can be delivered to others for collection or delivered to the pick-up point or parcel locker; If the recipient contacts by telephone and requests door-to-door delivery, it must be delivered to door-to-door in time. The delivered mail shall be prompted to the recipient or its recipient for acceptance; Provide acceptance services for e-commerce packages according to the agreement with the sender; Properly handle undeliverable mail according to regulations.

(7) Party B shall guide customers to make postage payment by scanning Party A’s corporate payment QR code or remotely online, and shall not use Party B’s employees’ personal WeChat, Alipay, etc. to collect payment; Cash is not allowed to be collected from agreement customers. When collecting mail, Party B shall comply with Party A’s mail tariff control requirements, and shall not arbitrarily lower or raise the tariff standard, and illegal business practices such as high collection and low recording are strictly prohibited.

(8) When Party B’s employees provide services under this contract, they shall wear the same style of tooling as employees of postal enterprises as required by the postal administration department, and indicate the name of Party B’s unit, LOG0 or other signs different from those of postal employees on the job number plate. The same style of tooling of postal services shall be issued and recycled by Party B according to Party A’s requirements, and Party B shall not continue to use it after the termination of the contract.

(9) When collecting mail, Party B’s employees should use the packaging provided by Party A, and are not allowed to use other packaging by themselves. On the premise of meeting delivery safety, Party A’s packaging operation specifications should be strictly observed to avoid excessive packaging and excessive use of adhesive tape.

(10) Party B shall establish a daily service quality supervision and inspection mechanism, formulate a peak season service guarantee plan, implement collaborative customer service responsibilities, timely check user complaints and appeals transferred by Party A, and provide effective handling results.

(11) Party B has the right to obtain the corresponding outsourcing service fee according to the actual completed work volume and assessment situation in accordance with the provisions of this contract.

(12) After the termination or termination of this contract, Party B shall return the processing place, equipment and facilities, materials and supplies, business orders, etc. (if any) provided by Party A to Party A at the same time as both parties settle the outsourcing service fee, and shall not continue to engage in the business under this contract in the name of Party A or Party A’s partners. After the contract is terminated or terminated, Party B shall actively handle and bear corresponding legal responsibilities for any legal disputes arising from Party B’s engagement in outsourcing projects under this contract.

(13) Party B shall ensure that employees have the competence suitable for completing the projects under this contract, abide by the rules and regulations, operation procedures and service specifications agreed in this contract, assume the responsibilities and obligations of the employer for the selected employees, provide employees with labor protection articles that meet relevant standards, sign written labor contracts with the selected employees, and pay social insurance. If Party B or Party B’s personnel cause personal or property damage to Party A, a third party or Party B’s employees, all legal responsibilities shall be borne by Party B.

(14) Party B shall provide Party A with the employee roster, and shall inform Party A in writing of any changes 5 days in advance. If it is found that Party B’s employees harm Party A’s interests or are incompetent for outsourcing services, Party B shall replace them within 5 days from the date of discovery or receipt of written notice from Party A, and properly handle follow-up matters.

(15) Party B designates Xia Guoping as the project leader, contact information (telephone, email): 18998087379, info@gwyapp.net, ID number: 362330198009154925. Party B approves and accepts any written documents of this project signed and Confirmation by the project leader. If the person in charge of Party B’s project is changed, Party B shall notify Party A in writing 15 days in advance.

Article 6 Safety Production Management

(1) Party A incorporates Party B’s outsourcing services into Party A’s safety production management system and emergency management system, and Party A has the right to conduct unified coordinated management, inspection and supervision of Party B’s safety production. Party B shall abide by the regulations on communication and information security, production safety and other relevant safety management, establish a response mechanism for safety guarantee real time, and strengthen information surveillance collection and security precautions. Both parties shall establish a safety management coordination mechanism, and Party B shall abide by Party A’s unified coordinated management of safety production at the joint operation interface.

(2) Party B shall establish and improve safety management systems related to safety production, road traffic safety, fire safety, delivery safety, communication and information safety, establish and improve safety production responsibility system, implement safety production guarantee, safety production inspection and accident hazard investigation, safety production education and training, safety production information report, safety production rectification implementation, etc., strengthen the training and education of safety production knowledge and skills of employees, and truthfully inform workplaces and jobs of dangerous factors, preventive measures and accident emergency measures; Party A can root Provide relevant guidance and suggestions as needed.

(3) Party B shall establish an emergency plan and carry out emergency drills. After major security and service interruption and other emergencies occur, Party B shall promptly carry out emergency response work, take necessary measures to ensure the security of mail, and immediately report to Party A.

(4) Party B shall equip and maintain all kinds of safety equipment in accordance with the regulations of the competent government department. Party B shall set up safety management institutions and safety management personnel in accordance with laws, regulations and relevant provisions to implement safety production management responsibilities. If there are more than 100 employees, a safety production management organization or full-time safety production management personnel shall be set up; If there are less than 100 employees, full-time or part-time safety production management personnel shall be assigned.

(5) Party B shall protect users’ information security and communication secrets, and take necessary technical measures to ensure that users’ personal information or postal service information contacted or mastered by Party B is not stolen or leaked.

(6) Party B shall strictly implement the receipt and delivery inspection and real-name receipt and delivery system. If Party B finds that there are suspected prohibited items in the received or delivered mail, Party B shall immediately stop collecting or delivering it and handle it according to regulations.

Report to Party A in a timely manner.

(7) Party B and its employees shall not conceal, destroy, falsely claim, resell, illegally detain or illegally open mail, and are prohibited from throwing, trampling or otherwise damaging mail during operation.

(8) Party B shall strengthen the safety management of collected funds, revenue funds and bills in accordance with relevant regulations, and deliver them to Party A in a timely manner, and shall not misappropriate or embezzle them.

(9) If the vehicle is provided by Party B, Party B shall ensure that the vehicle used meets safety, environmental protection standards and normal operation requirements, and has been insured for compulsory motor vehicle traffic accident liability insurance and third-party commercial insurance (no deductible, insurance amount No less than 500,000 yuan), the driver is qualified to drive.

(10) Party B shall, in accordance with the regulations of the competent government department, establish and improve safety prevention and control measures for public health emergencies, equip necessary safety protective equipment, and strictly implement relevant prevention and control guidelines and norms.

(11) Party A shall inform Party B of the safety risks and preventive measures existing in this service item, and shall inform Party B of the safety risks and preventive measures

Provide necessary assistance in fulfilling safety production management obligations.

Article 7 Transfer and Subcontract

(1) Party B shall perform its obligations under this contract with its own personnel and resources, and shall not partially or fully transfer its obligations under this contract by assignment, subcontracting or similar forms.

(2) If Party B violates the provisions of this article, it shall pay Party A a liquidated damages of 20% of the total outsourcing service fee for the month, and Party A has the right to terminate the contract and confiscate all Party B’s security deposit; If Party B violates the agreement and causes losses to Party A, if the liquidated damages are insufficient to compensate for the losses, Party A reserves the right to continue to recover.

Article 8 Confidentiality

(1) Party B promises to keep Party A’s commercial secrets confidential, including but not limited to the contract and its annexes, management regulations, assessment standards, management methods, financial information, customer information, etc. If Party B or Party B’s employees violate any situation stipulated in this confidentiality obligation, Party B shall bear liquidated damages of RMB 50,000 for each leakage incident, and compensate Party A for all economic losses caused therefrom, including direct losses, indirect losses and various reasonable expenses incurred to safeguard the legitimate rights and interests of Party A.

(2) After the completion of the cooperation, Party B shall return all confidential information and data of Party A kept, preserved and retained within 10 days after the completion of the project or destroy them in the manner required by Party A.

(3) This confidentiality clause is valid for a long time and will not become invalid due to the completion or termination of this contract. Party B will continue to perform the confidentiality obligations of this contract for a long time until the date when the confidential information is legally disclosed.

Article 9 Liability for Breach of Contract

(1) Any of the following circumstances occurs, which constitutes a breach of contract by Party B; Party B shall immediately correct the breach of contract, and at the same time, pay liquidated damages to Party A according to the standards of [Annex 2] for every breach of contract (or lasting for 24 hours); Therefore, if losses are caused to Party A, it shall also be liable for compensation to Party A:

1. Party B violates safety management requirements;

2. Party B violates the timely collection requirement or fails to send the mail according to the frequency requirement; 3. Party B violates the standard receiving and sending requirements;

4. Party B violates the core delivery requirements such as the timely and proper delivery rate of standard express delivery reaching more than 90%;

5. Party B violates the comprehensive management requirements such as standard dress, appearance and fund management regulations;

6. Party B fails to fulfill the responsibilities and obligations of the employer, or violates national labor laws and regulations to cause labor disputes, which brings adverse effects or losses to Party A;

7. Party B uses it in violation of this contract and relevant operation and use specifications or fails to return the workplace, facilities and equipment, supplies and business orders provided by Party A on time, or causes losses to Party A due to improper use;

8. Party A is complained or appealed by users due to Party B or its employees; 9. See Annex 2 for other general breaches of contract.

(2) If Party B occurs in any of the following circumstances or causes any consequences, it constitutes a serious breach of contract by Party B; Party B shall pay liquidated damages and compensate Party A for its losses in accordance with the agreement in the preceding paragraph, and Party A shall have the right to terminate this contract without assuming any responsibility:

1. Due to the reasons of Party B or its employees, Party A is responsible for complaining by users for 3 or more times;

2. Party A is exposed by the news media due to Party B or its employees;

3. Party A is punished by the regulatory authorities due to Party B or its employees;

4. Receiving and sending prohibited items in violation of regulations, and receiving and sending prohibited and restricted international mail in violation of regulations;

5. Party B’s employees privately dismantle, conceal, destroy or steal emails, leak or sell user service information, embezzle or misappropriate Party A’s business funds, illegally absorb public deposits in the name of Party A’s staff, defraud customer funds or engage in other illegal activities;

6. Party B falsely or enters the appropriate submission information in advance;

7. Customer complaints are responsible for loss;

8. Party B violates the “five red lines”;

9. Personal and property losses (including but not limited to damage to equipment and facilities or loss, damage or financial loss of mail, etc.) or other serious circumstances caused by Party B or its employees;

10. Party B’s employees have mass incidents (such as shutdown, sabotage, detention of mail trucks or mail, etc.), causing losses to Party A or damaging Party A’s reputation;

11. Party B breaches the contract, and Party A requests rectification but Party B refuses to rectify;

12. A safety production accident occurs;

13. Party B uses China Post logo and related words and patterns without authorization, and refuses to make rectification; 14. See Annex 2 for other serious breaches.

(3) On the premise that Party B fully and properly performs its obligations under this contract, if Party A delays payment of the outsourcing service fee for the project under this contract, it shall pay liquidated damages to Party B according to the quoted interest rate of the one-year loan market at the time of conclusion of the contract; If the outsourcing service fee of this contract is not paid for more than 60 days, Party B has the right to terminate the contract and pursue Party A’s liability for breach of contract.

(4) If Party B unilaterally terminates the contract or commits serious breach of contract during the performance of the contract, except that the transfer and subcontracting shall be handled according to Article 7 of this contract, Party B shall pay liquidated damages of 20% of the total outsourcing service fee of this contract to Party A, and compensate Party A for the losses caused therefrom. Party A has the right to report Party B’s breach of contract to Party A’s superior unit, and deal with it according to China Post supplier blacklist management and other relevant measures.

(5) If the mail is lost, damaged, delayed, etc. caused by Party B, Party A shall compensate and deal with it according to the relevant postal regulations. Party B shall pay Party A the full amount compensated by Party A to the user within 15 working days after Party A first assumes the liability for compensation. If Party B fails to pay as scheduled, Party A has the right to directly deduct it from Party B’s performance bond or outsourcing service fee, and reserves the right to continue to pursue Party B’s legal liability.

(6) Since Party B fails to provide corresponding services as agreed in the contract or as required by Party A, Party A may appoint a third party to perform them instead, and the additional expenses arising thereby shall be borne by Party B, and Party A has the right to directly deduct the outsourcing service fees payable to Party B Deduction or separate payment by Party B to Party A.

(7) If Party B fails to complete the outsourcing service work according to the service specifications and quality standards agreed in this contract, or causes Party A to bear the liability for loss compensation, be punished by supervision, etc., including but not limited to the resulting liquidated damages, compensation, fines, etc., Party B shall compensate Party A. The compensation in the preceding paragraph includes but is not limited to the loss of business income, third-party losses, reasonable expenses, attorney fees, legal fees, preservation fees, execution fees, etc. incurred in handling accidents. Party A has the right to directly deduct the insufficient part from the outsourcing service fee payable to Party B or separately pay it to Party A.

Article 10 Force Majeure

(1) Force majeure stipulated in this contract is an unforeseen, unavoidable and insurmountable objective situation, including: natural disasters such as earthquakes, landslides, floods, typhoons, public health emergencies, wars, social unrest or turmoil, changes in laws and administrative regulations, large-scale activities and conferences organized by national or local governments, etc.

(2) If any party to this contract is unable to perform or fully perform its obligations under this contract due to force majeure, it shall notify the counterparty to this contract within 3 days from the date of force majeure, and provide the counterparty with certificates issued by relevant departments within 15 days from the date of force majeure. If force majeure affects the performance of the contract for more than 60 days, both parties may notify the other party in writing in advance to terminate this contract.

(3) Neither party is responsible for the delay or failure to perform the contract due to force majeure without its own fault, but must take all necessary remedial measures to reduce the losses caused. If effective measures are not taken to cause losses or the losses expand, force majeure cannot be exempted. If force majeure occurs after the party delays performance, it cannot be exempted from liability.

Article 11 Performance bond (letter of guarantee)

(1) The main supplier shall, within 30 days from the date of conclusion of this contract, and the alternative suppliers and other suppliers shall, within 30 days from the date of receipt of the performance notice, adopt the following 1. Provide performance bond in two ways as a guarantee for Party B to perform its obligations under this contract.

1. Pay a one-time performance bond of RMB 395,000 (no more than 10% of the total estimated annual contract price) to Party A;

Account information of Party A: (If you submit a bank guarantee, it is not necessary to fill in it)

Account name: Zhaoqing Branch of China Post Group Co., Ltd

Bank of deposit: * * * Account number: * * *

Account opening bank joint bank number:

2. Open a performance guarantee account at the bank designated by Party A and issue a performance guarantee with a limit of 395,000 yuan (no more than 10% of the total annual estimated contract price).

(2) During the performance of the contract, if Party B shall bear the liability for breach of contract or compensation according to this contract, Party A may directly withhold part/all of the security deposit or issue a written instruction to the bank to deduct funds from the security deposit account to offset the losses caused to Party A by Party B’s breach of contract and the reasonable expenses paid for it. If the security deposit is insufficient to make up for the losses, Party A has the right to continue to recover from Party B.

(3) After the above circumstances occur, if the amount of the security deposit or security deposit account is insufficient, Party B shall make up the security deposit within 7 days from the date of receiving the written notice from Party A. If Party B fails to make up the security deposit in time, Party A has the right to withhold the corresponding amount from the outsourcing service fee payable to Party B until Party B makes up the security deposit agreed in the contract; In case of violation of the aforementioned agreement, Party B shall pay liquidated damages to Party A according to 1% of the total security deposit for every overdue day; If the contract is overdue for more than 30 days, Party A has the right to terminate the contract and reserves the right to claim compensation from Party B.

(4) After the expiration of the validity period of this contract is terminated or terminated (not due to Party B’s fault), if both parties do not renew the contract under the condition that Party B fully performs all obligations under this contract, Party A will return the remaining deposit to Party B (without interest) or notify the bank in writing to agree to cancel the deposit account.

Article 12 Contract Term

(1) This contract is valid for two years from the date of signing, that is, from May 1, 2023 to 2025 April 30, 2020

(2) Both parties Confirmation and agree that during the validity period of this contract, Party A arranges for Party B to take on the contract according to the actual needs

However, it does not promise that actual demand will occur, and does not guarantee the quantity and amount of transactions.

Article 13 Variation and Termination of Contract

(1) Except as stipulated in this contract, if either party needs to terminate this contract in advance, it shall notify the other party in writing 30 days in advance. After negotiation between both parties, a termination agreement shall be signed. Before the termination agreement is signed, Party B shall not terminate the performance of the contract without authorization.

(2) In case of changes in national laws, regulations and policies, policies of competent government departments or China Post Group Co., Ltd., or Party A’s superior units, etc. that cannot be attributed to the parties, both parties may negotiate to change the contract; If the execution of this contract is affected, Party A has the right to notify Party B to terminate the contract and be exempted from liability for breach of contract to Party B.

(3) If Party B commits a serious breach of contract as stipulated in paragraph (2) of Article 9 Liability for Breach of Contract of this contract, Party A has the right to directly notify Party B in writing to terminate the contract in advance.

(4) After the termination of the contract, both parties shall complete the handover work, and Party B shall return the workplace, equipment and facilities, supplies and business orders provided by Party A, and shall not continue to engage in the business under this contract in the name of Party A or Party A’s partners.

Article 14 Anti-commercial bribery and prohibition of enterprise transactions with employees of postal enterprises

(1) Both parties shall strictly abide by the Anti-Unfair Competition Law of the People’s Republic of China and the relevant provisions of the national competent authorities on prohibiting commercial bribery, and put an end to commercial bribery and other unfair competition acts. Neither party shall provide the other party’s relevant personnel with any benefits other than those agreed in the contract. During the performance of this contract, Party B shall not sign false contracts (including but not limited to supplementary agreements and orders), falsely issue invoices or other financial documents, assist in falsely listing costs and expenses to obtain funds, engage in commercial bribery or similar illegal and improper acts. Once such behavior is discovered, Party A has the right to: (1) terminate part or all of the contract (including the orders under the contract) and require Party B to compensate all losses;(2) (2)Party B will be included in the “blacklist” of Party A’s cooperation for unified management. Depending on the degree of damage to the rights and interests of postal enterprises by its improper behavior, Party B will be prohibited from entering into comprehensive business cooperation, and it will not be allowed to participate in the economic and business dealings of Party A and its institutions at all levels within a certain period of time or permanently.

(2) Party B fully understands, promises and agrees that Party B is not a “postal enterprise employee handling enterprise”, otherwise this contract will be invalid from the beginning except for the compensation clause. A “postal enterprise employee-managed enterprise” refers to an enterprise that meets the following conditions at the same time: (1) it has no investment relationship with a postal enterprise;(2) (2)Leaders of postal enterprises and their close relatives or other people closely related to the leaders, employees of postal enterprises hold shares (limited to non-listed companies), or serve as legal representatives/responsible persons, chairman, general managers and supervisors in their personal capacity (except those appointed by organizations), as well as enterprises established by trade unions or employees of postal enterprises collectively.

Article 15 Settlement of Disputes

Any dispute arising from this contract between the two parties shall be settled through negotiation. If negotiation fails, either party may bring a lawsuit to the people’s court with jurisdiction over Party A’s domicile according to law; Both parties shall continue to perform their obligations under this contract until the award becomes effective.

Article 16 Supplementary Provisions

(1) The attachments to this contract as well as the procurement documents, response documents and letters of commitment of this project are effective components of this contract. The priority of interpretation of each document is as follows:

1. This contract and its annexes. In case of any inconsistency between the annexes of this contract and the main text stipulated in the contract, the main text of the contract shall prevail. If the contents of Party B’s response document are inconsistent with the agreement in this contract, if Party B’s response commitment is better than that in this contract, the contents of Party B’s response document shall prevail; If Party B’s response commitment is inferior to the agreement in this contract, the agreement in this contract shall prevail;

2. Response documents and letters of commitment; 3. Procurement documents.

(2) If there are invalid, invalid or unperformable clauses in this contract, the invalid, invalid or unperformable clauses will not affect the validity and performance of other clauses of this contract.

(3) This contract shall come into effect with the signatures and seals of the legal representatives or authorized representatives of both parties. It shall be made in triplicate, two for Party A and one for Party B, and shall have the same legal effect.

Attachment: 1. List of service scope

2-1: Assessment criteria (collection link)

2-2: Assessment criteria (delivery link)

3-1: Service specifications and standards (collection link)

3-2: Service specifications and standards (delivery link)

4. Personnel roster

5. Settlement Confirmation form

6. Equipment and Facilities Handover List

7. Settlement Standards

8. 2023 Service Quality and Efficiency Assessment Standards

9. Implementation Requirements

(No main text below)

(There is no main text on this page, but it is the signing page of this contract)

Party A (seal);

Legal Representative/Responsible Person

Entrusted agent:

Date:

Party B (seal):

Legal representative/person in charge;

Entrusted agent:

Date: